UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2016

Amtech Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 967-5146
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________________________

Item 8.01. Other Events.

As previously disclosed, on January 30, 2015, Amtech Systems, Inc. (the “Company”) completed its merger with BTU International Inc. (“BTU”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated October 21, 2014, by and among the Company, BTU, and BTU Merger Sub, Inc. (“Merger Sub”). At closing, Merger Sub merged with and into BTU, with BTU surviving as a wholly owned subsidiary of the Company (the “Merger”).

Also as previously disclosed, in connection with the Merger, two separate putative stockholder class action complaints (the “Stockholder Actions”) were filed in the Court of Chancery of the State of Delaware (the “Court of Chancery”) seeking various forms of declaratory and injunctive relief, as well as compensatory damages. The Stockholder Actions were consolidated on December 4, 2014. On January 16, 2015, the Company and BTU, along with the other defendants named therein, entered into a memorandum of understanding (the “MOU”) to settle the Stockholder Actions. Pursuant to the MOU, the parties to the Stockholder Actions agreed to resolve the claims alleged and the Company and BTU agreed to make certain additional disclosures regarding the Merger. On November 6, 2015, the Company and BTU, along with the other defendants named therein, filed an Amended Stipulation and Agreement of Compromise and Settlement (the “Settlement”) with the Court of Chancery which, among other things, provided for a release of all claims, including unknown claims, against the Company, BTU, and the other defendants named therein, subject to an exception for certain securities law claims.

In an effort to bring the Settlement into conformity with recent rulings by the Court of Chancery, the parties to the Stockholder Actions modified the Order and Final Judgment (the “Order”) to be approved by the Court of Chancery. In amending the Order, the parties modified the definition of “Released Claims” by limiting the Released Claims solely to claims related to any disclosures (or lack thereof) to BTU’s stockholders concerning the Merger and any fiduciary claims concerning the decision to enter into the Merger. The modified Order further narrowed the definition of Released Claims by removing the inclusion of “Unknown Claims” from the definition of the Released Claims. The Court of Chancery is scheduled to consider the modified order at a hearing on February 18, 2016.

The foregoing description of the Order is only a summary and does not purport to be a complete description of the terms of the Order, and such description is qualified in its entirety by reference to the full text of the Order, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

99.1	Order and Final Judgment, filed January 28, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: February 9, 2016	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer

Exhibit Number	Description

99.1	Order and Final Judgment, filed January 28, 2016